SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2014

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2014, ClearSign Combustion Corporation (the “Company”), entered into subscription agreements with institutional investors for the sale of an aggregate of 812,500 shares of the Company’s common stock (the “Shares”) in a registered direct offering at a purchase price of $8.00 per share for aggregate gross proceeds of $6,500,000.

On February 27, 2014, in connection with the offering, the Company entered into a placement agency agreement with Brean Capital, LLC (“Brean”) as placement agent relating to the issuance and sale of the Shares. Brean is acting as the sole placement agent in this offering and will receive 7.5% of the gross proceeds of the offering and reimbursement of certain expenses incurred in connection with the offering up to $75,000 in the aggregate. In addition, Brean received a five-year warrant to purchase 20,313 shares of the Company’s common stock at an initial exercise price of $10.00 per share, subject to standard adjustments.

Upon the closing of the offering, the Company expects to receive aggregate gross offering proceeds of $6.5 million and net offering proceeds of approximately $5.7 million, after deducting placement agent fees and estimated expenses.

The offering is being made pursuant to a prospectus supplement dated February 28, 2014 to be filed with the Securities and Exchange Commission and an accompanying prospectus, pursuant to the Company’s shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission on May 6, 2013 and became effective on May 30, 2013 (File No. 333-188381). The offering is expected to close on or about March 5, 2014, subject to the satisfaction of customary closing conditions contained in the subscription agreement. The subscription agreement and the placement agency agreement contain customary representations, warranties, and agreements by the Company. The provisions of such agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. The placement agency agreement contains customary indemnification obligations of the Company to Brean and certain of its affiliates against certain liabilities, including for liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act, of 1934, as amended.

Copies of the form of subscription agreement and the placement agency agreement are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the form of subscription agreement and the placement agency agreement are not complete and are qualified in their entirety by reference to Exhibits 10.1 and Exhibit 10.2. The prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. A copy of the opinion of Richardson & Patel LLP relating to the validity of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 hereto.

A copy of the press release announcing the registered direct public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For example, this Report states that the offering is expected to close on or about March 5, 2014. In fact, the closing of the offering is subject to various conditions and contingencies as are customary in placement agency and subscription agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, the offering may not close. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Item 8.01	Other Events.

On February 28, 2014, the Company issued a press release announcing that it had priced the offering described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

5.1	Legal Opinion of Richardson & Patel LLP
10.1	Placement Agency Agreement dated February 27, 2014
10.2	Form of Subscription Agreement entered into between the Company and the investors in the Offering
99.1	Press Release issued February 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2014

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ James N. Harmon
James N. Harmon
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Name of Exhibit

5.1	Legal Opinion of Richardson & Patel LLP
10.1	Placement Agency Agreement dated February 27, 2014
10.2	Form of Subscription Agreement entered into between the Company and the investors in the Offering
99.1	Press Release issued February 28, 2014